Exhibit 99.1

Karbon Capital Partners Corp. Announces Pricing of $300 Million Initial Public Offering

December 11, 2025

SCRANTON, PENNSYLVANIA—(BUSINESS WIRE)— Karbon Capital Partners Corp. (the “Company”) announced today the pricing of its initial public offering of 30,000,000 units at a price of $10.00 per unit. The units will be listed on The Nasdaq Global Market, or Nasdaq, and trade under the ticker symbol “KBONU” with trading expected to begin on December 11, 2025. Each unit consists of one Class A ordinary share of the Company and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share of the Company at a price of $11.50 per share, subject to certain adjustments. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “KBON” and “KBONW,” respectively.

The offering is expected to close on December 12, 2025, subject to customary closing conditions.

Citigroup is acting as the sole book-running manager for the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 4,500,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146).

The registration statement relating to the securities sold in the initial public offering was declared effective on December 10, 2025 by the U.S. Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Karbon Capital Partners Corp.

Karbon Capital Partners Corp. is a newly organized blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

The Company intends to concentrate on industries that complement its management team’s background by focusing on a target business in the broadly defined energy industry. The Company will leverage the deep networks and expertise of its management team to target investments in power generation, energy infrastructure and energy technology and security sectors. The Company believes these industries have strong growth characteristics driven primarily by the expanding energy needs related to Artificial Intelligence (“AI”)/data centers, Liquefied Natural Gas (“LNG”) and their related ecosystems. The Company will target companies with strong growth prospects tied to the ever-increasing energy needs of data centers and LNG, and their related ecosystems, and seek to create significant value for its shareholders through both organic and inorganic growth strategies to further accelerate a target’s penetration into its addressable markets.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact

Karbon Capital Partners Corp.

Jeffrey Zajkowski

321 Biden Street, 12th Floor

Scranton, Pennsylvania 18505

Tel: (570) 558-6100